As filed with the Securities and Exchange Commission on December 5, 1997.

                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
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                           RECOVERY ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

             MINNESOTA                                      41-1557115
  (State or Other Jurisdiction of                        (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)

              9300 NORTH 75TH AVENUE, MINNEAPOLIS, MINNESOTA 55428 (Address of principal executive offices, including zip code)

                 RECOVERY ENGINEERING, INC. SALARY SAVINGS PLAN
                            (Full title of the plan)

                                                        Copy to:
        Charles F. Karpinske                       Eric O. Madson, Esq.
       Chief Financial Officer            Robins, Kaplan, Miller & Ciresi L.L.P.
     Recovery Engineering, Inc.                     2800 LaSalle Plaza
       9300 North 75th Avenue                       800 LaSalle Avenue
    Minneapolis, Minnesota  55428              Minneapolis, Minnesota  55402
                                                     (612) 349-8500

                                 (612) 315-5500
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE
=========================================================================================
  TITLE OF                          PROPOSED          PROPOSED
 SECURITIES         AMOUNT           MAXIMUM           MAXIMUM
   TO BE             TO BE        OFFERING PRICE      AGGREGATE              AMOUNT OF
 REGISTERED (1)   REGISTERED (2)    PER SHARE (3)  OFFERING PRICE (3)    REGISTRATION FEE
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Common Stock,     85,000 shares      $26.44           $2,247,400             $663.00
$.01 par value
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                                                   (See notes on following page)

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(1) Includes Common Stock Purchase Rights which currently are not separable from the common stock and are not exercisable.
(2) The number of shares registered represents the estimated number of shares that may be offered and sold under the employee benefit plan described herein during the next 36 months. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Pursuant to Rule 457(c), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on December 1, 1997 as reported on The Nasdaq National Market.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Recovery Engineering, Inc. (the "Company") (File No. 0-21232) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated by reference herein:

a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

c. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A (File No. 0-21232), as amended on December 4, 1997, filed with the Commission; and

d. The description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A (File No. 0-21232), filed with the Commission.

         All documents filed with the Commission by the Company and by the Recovery Engineering, Inc. Salary Savings Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM  4.  DESCRIPTION OF SECURITIES.

         The common stock, par value $.01 per share (the "Common Stock"), of the Company offered pursuant to this Registration Statement and the related Common Stock Purchase Rights are registered under Section 12(g) of the Exchange Act. The description of the Company's capital stock and Common Stock Purchase Rights are incorporated by reference pursuant to Item 3 above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The financial statements and financial statement schedule of Recovery Engineering, Inc. included or incorporated by reference in Recovery Engineering, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article V of the Company's Bylaws provides that the Company shall indemnify the directors and officers to such extent as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

         In addition, as allowed by Minnesota Statutes, Section 302A.251,
Article 8 of the Company's Articles of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for certain types of breaches of fiduciary duty as a director.

         Further, the Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as a part of this Registration Statement on Form S-8:

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

  23.1            Consent of Ernst & Young LLP (filed electronically herewith)

  24.1            Powers of Attorney (filed electronically herewith)

  99.1 Recovery Engineering, Inc. Salary Savings Plan - Defined Contribution Master Plan and Trust Agreement (filed electronically herewith)

  99.2 Recovery Engineering, Inc. Salary Savings Plan - Adoption Agreement (filed electronically herewith)


         The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

ITEM 9.   UNDERTAKINGS.

(a)      RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) STATEMENT REQUIRED BY ITEM 512(h) IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on December 3, 1997.

                                      RECOVERY ENGINEERING, INC.


                                      By   /s/ BRIAN F. SULLIVAN
                                           -------------------------------------
                                           Brian F. Sullivan
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                 DATE
 /s/ BRIAN F. SULLIVAN        President, Chief Executive Officer    December 3, 1997
-------------------------     and Director (Principal Executive
Brian F. Sullivan             Officer)

 /s/ CHARLES F. KARPINSKE     Chief Financial Officer (Principal    December 3, 1997
-------------------------     Financial Officer and Principal
Charles F. Karpinske          Accounting Officer)

          *                   Director                              December 3, 1997
-------------------------
John E. Gherty

          *                   Director                              December 3, 1997
-------------------------
Sanjay H. Patel

          *                   Director                              December 3, 1997
-------------------------
William D. Thompson

          *                   Director                              December 3, 1997
-------------------------
William F. Wanner, Jr.

          *                   Director                              December 3, 1997
-------------------------
Ronald W. Weber

          *                   Director                              December 3, 1997
-------------------------
Richard J. Zeckhauser


* By  /s/ CHARLES F. KARPINSKE
     ----------------------------------------
      Charles F. Karpinske, Attorney-in-Fact


         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of December 3, 1997.

                           RECOVERY ENGINEERING, INC.

                           By:  Recovery Engineering, Inc Advisory Committee


                           By: /s/ CHARLES F. KARPINSKE
                               -------------------------------------------------
                                   Charles F. Karpinske
                                   Member of Recovery Engineering, Inc. Advisory Committee

                                INDEX TO EXHIBITS

 EXHIBIT
   NO.      DESCRIPTION                                           METHOD OF FILING
  23.1      Consent of Ernst & Young LLP                          Filed electronically herewith
  24.1      Powers of Attorney                                    Filed electronically herewith
  99.1      Recovery Engineering, Inc. Salary Savings Plan -      Filed electronically herewith
            Defined Contribution Master Plan and Trust
            Agreement
  99.2      Recovery Engineering, Inc. Salary Savings Plan -      Filed electronically herewith
            Adoption Agreement